Exhibit 10.4
SECURITY AGREEMENT
          THIS SECURITY AGREEMENT, dated as of July 30, 2009 (this “Agreement”), is entered into by and among ARADIGM CORPORATION, a California corporation (“Debtor”), IGOR GONDA, an individual (“Gonda”), JEFFERY GRIMES, an individual (“Grimes”), and NANCY PECOTA, an individual (“Pecota” and, together with each of Gonda and Grimes, each a “Secured Party” and, collectively, the “Secured Parties”).
          WHEREAS, Gonda currently serves as an executive officer of Debtor and may in the future become entitled to certain severance-related benefits pursuant to the terms and conditions of (i) that certain Amended and Restated Change of Control Agreement, dated as of July 30, 2009, between Debtor and Gonda (as the same may be modified, amended or supplemented from time to time the “Gonda Change of Control Agreement”) and (ii) the Aradigm Corporation Executive Officer Severance Benefit Plan maintained by Debtor (as such plan may be modified, amended or supplemented from time to time, the “Executive Officer Severance Benefit Plan”);
          WHEREAS, Grimes currently serves as an executive officer of Debtor and may in the future become entitled to certain severance-related benefits pursuant to the terms and conditions of (i) that certain Amended and Restated Change of Control Agreement, dated as of July 30, 2009, between Debtor and Grimes (as the same may be modified, amended or supplemented from time to time, the “Grimes Change of Control Agreement”) and (ii) the Executive Officer Severance Benefit Plan;
          WHEREAS, Pecota serves as an executive officer of Debtor and may in the future become entitled to certain severance-related benefits pursuant to the terms and conditions of (i) that certain Amended and Restated Change of Control Agreement, dated as of July 30, 2009, between Debtor and Pecota (as the same may be modified, amended or supplemented from time to time, the “Pecota Change of Control Agreement”) and (ii) the Executive Officer Severance Benefit Plan; and
          WHEREAS, in consideration of the continued employment of each of Gonda, Grimes and Pecota and to align further their respective interests with those of the stockholders of Debtor, Debtor desires to grant a continuing security interest in and to the Collateral (defined below) in order to secure the prompt and complete payment, observance and performance of Debtor’s obligations to make severance-related payments pursuant to the terms and conditions of the Gonda Change of Control Agreement, the Grimes Change of Control Agreement, the Pecota Change of Control Agreement and the Executive Officer Severance Benefit Plan.
          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
          SECTION 1 Definitions; Interpretation.
          (a) As used in this Agreement, the following terms shall have the following meanings:

          “Affected Secured Party” means (i) with respect to the occurrence of an Event of Default of the type specified in Section 7(a) hereof, Gonda, (ii) with respect to the occurrence of an Event of Default of the type specified in Section 7(b) hereof, Grimes and (iii) with respect to the occurrence of an Event of Default of the type specified in Section 7(c) hereof, Pecota.
          “Code” means the Internal Revenue Code of 1986, as amended.
          “Collateral” has the meaning set forth in Section 2 hereof.
          “Controlled Foreign Corporation” means a “controlled foreign corporation” as defined in the Internal Revenue Code of 1986.
          “Documents” means this Agreement, the Gonda Change of Control Agreement, the Grimes Change of Control Agreement, the Pecota Change of Control Agreement and the Executive Officer Severance Benefit Plan.
          “Event of Default” has the meaning set forth in Section 7 hereof, and shall include each Gonda Event of Default, each Grimes Event of Default and each Pecota Event of Default.
          “Executive Officer Severance Benefit Plan” has the meaning ascribed to such term in the Recitals to this Agreement.
          “Future Lender” means any lender or other Person who provides financing to Debtor on a secured basis from and after the date hereof.
          “Gonda Change of Control Agreement” has the meaning ascribed to such term in the Recitals to this Agreement.
          “Gonda Event of Default ” has the meaning ascribed to such term in Section 7(a) hereof.
          “Gonda Secured Obligations” means, collectively, (i) the obligation of Debtor to make severance-related payments to Gonda, whether absolute or contingent, due or to become due, now existing or hereafter arising, under the Gonda Change of Control Agreement in accordance with the terms and provisions thereof and (ii) the obligation of Debtor to make severance-related payments to Gonda, whether absolute or contingent, due or to become due, now existing or hereafter arising, under the Executive Officer Severance Benefit Plan in accordance with the terms and provisions thereof; provided, however, to the extent that any severance payment (or portion thereof) payable to Gonda pursuant to the Gonda Change of Control Agreement or the Executive Officer Severance Benefit Plan is not exempt from Section 409A of the Code, such severance payment (or portion thereof) shall not constitute a Gonda Secured Obligation hereunder.
          “Grimes Change of Control Agreement” has the meaning ascribed to such term in the Recitals to this Agreement.
          “Grimes Event of Default ” has the meaning ascribed to such term in Section 7(b) hereof.

          “Grimes Secured Obligations” means, collectively, (i) the obligation of Debtor to make severance-related payments to Grimes, whether absolute or contingent, due or to become due, now existing or hereafter arising, under the Grimes Change of Control Agreement in accordance with the terms and provisions thereof and (ii) the obligation of Debtor to make severance-related payments to Grimes, whether absolute or contingent, due or to become due, now existing or hereafter arising, under the Executive Officer Severance Benefit Plan in accordance with the terms and provisions thereof; provided, however, to the extent that any severance payment (or portion thereof) payable to Grimes pursuant to the Grimes Change of Control Agreement or the Executive Officer Severance Benefit Plan is not exempt from Section 409A of the Code, such severance payment (or portion thereof) shall not constitute a Grimes Secured Obligation hereunder.
          “Incurred Costs” has the meaning specified in Section 8(b) hereof.
          “Lien” means any mortgage, deed of trust, pledge, security interest, assignment, deposit arrangement, charge or encumbrance, lien, or other type of preferential arrangement.
          “Pecota Change of Control Agreement” has the meaning ascribed to such term in the Recitals to this Agreement.
          “Pecota Event of Default ” has the meaning ascribed to such term in Section 7(c) hereof.
          “Pecota Secured Obligations” means, collectively, (i) the obligation of Debtor to make severance-related payments to Pecota, whether absolute or contingent, due or to become due, now existing or hereafter arising, under the Pecota Change of Control Agreement in accordance with the terms and provisions thereof and (ii) the obligation of Debtor to make severance-related payments to Pecota, whether absolute or contingent, due or to become due, now existing or hereafter arising, under the Executive Officer Severance Benefit Plan in accordance with the terms and provisions thereof; provided, however, to the extent that any severance payment (or portion thereof) payable to Pecota pursuant to the Pecota Change of Control Agreement or the Executive Officer Severance Benefit Plan is not exempt from Section 409A of the Code, such severance payment (or portion thereof) shall not constitute a Pecota Secured Obligation hereunder.
          “Person” means an individual, corporation, partnership, joint venture, trust, unincorporated organization, governmental agency or authority, or any other entity of whatever nature.
          “Pro Rata Share” means, with respect to any Affected Secured Party at any time, the quotient (expressed as a percentage) obtained by dividing (i) the aggregate amount of all Secured Obligations owed to such Affected Secured Party at such time by (ii) the aggregate amount of all Secured Obligations owed to all Affected Secured Parties at such time.
          “Releasing Secured Party” has the meaning specified in Section 18 hereof.
          “Secured Obligations” means, collectively, the Gonda Secured Obligations, the Grimes Secured Obligations and the Pecota Secured Obligations.

          “UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of California.
          (b) Where applicable and except as otherwise defined herein, terms used in this Agreement shall have the meanings assigned to them in the UCC.
          (c) In this Agreement, (i) the meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined; and (ii) the captions and headings are for convenience of reference only and shall not affect the construction of this Agreement.
          SECTION 2 Security Interest. As security for the payment and performance of the Secured Obligations, Debtor hereby grants to each Secured Party a security interest in all of Debtor’s right, title and interest in, to and under all of its personal property, wherever located and whether now existing or owned or hereafter acquired or arising, including all accounts, chattel paper, commercial tort claims, deposit accounts, documents, equipment (including all fixtures), general intangibles, instruments, inventory, investment property, letter-of-credit rights, other goods, money and all products, proceeds and supporting obligations of any and all of the foregoing (collectively, the “Collateral”). This Agreement shall create a continuing security interest in the Collateral which shall remain in effect until terminated in accordance with Section 18 hereof. Anything herein to the contrary notwithstanding, in no event shall the Collateral include, and Debtor shall not be deemed to have granted a security interest in, any of Debtor’s right, title or interest in any of the outstanding voting capital stock or other ownership interests of a Controlled Foreign Corporation (as defined below) in excess of 65% of the voting power of all classes of capital stock or other ownership interests of such Controlled Foreign Corporation entitled to vote.
          SECTION 3 Financing Statements and other Action. Debtor hereby authorizes each Secured Party to file at any time and from time to time any financing statements describing the Collateral, and Debtor shall execute and deliver to each Secured Party, and Debtor hereby authorizes each Secured Party to file (with or without Debtor’s signature), at any time and from time to time, all amendments to financing statements, assignments, continuation financing statements, termination statements, account control agreements, and other documents and instruments, in form reasonably satisfactory to such Secured Party, as such Secured Party may reasonably request, to perfect and continue perfected, maintain the priority of or provide notice of the security interest of such Secured Party in the Collateral and to accomplish the purposes of this Agreement. Without limiting the generality of the foregoing, Debtor ratifies and authorizes the filing by each Secured Party of any financing statements filed prior to the date hereof.
          SECTION 4 Representations and Warranties. Debtor represents and warrants to each Secured Party that:
          (a) Debtor is duly organized, validly existing and in good standing under the law of the jurisdiction of its organization and has all requisite power and authority to execute, deliver and perform its obligations under this Agreement.

          (b) The execution, delivery and performance by Debtor of this Agreement have been duly authorized by all necessary action of Debtor, and this Agreement constitutes the legal, valid and binding obligation of Debtor, enforceable against Debtor in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar law relating to or affecting creditors’ rights generally.
          (c) No authorization, consent, approval, license, exemption of, or filing or registration with, any governmental authority or agency, or approval or consent of any other Person, is required for the due execution, delivery or performance by Debtor of this Agreement, except for any filings necessary to perfect any Liens on any Collateral.
          (d) Debtor’s chief executive office and principal place of business (as of the date of this Agreement) is located at the address set forth in Schedule 1; Debtor’s jurisdiction of organization and organizational identification number are set forth in Schedule 1; Debtor’s exact legal name is as set forth in the first paragraph of this Agreement; and all other locations where Debtor conducts business or Collateral is kept (as of the date of this Agreement) are set forth in Schedule 1.
          (e) Debtor has rights in or the power to transfer the Collateral and Debtor is the sole and complete owner of the Collateral.
          SECTION 5 Covenants. So long as any of the Secured Obligations remain unsatisfied, Debtor agrees that:
          (a) Debtor shall appear in and defend any action, suit or proceeding which may affect to a material extent any applicable Secured Party’s right or interest in, the Collateral.
          (b) Debtor shall give prompt written notice to each Secured Party (and in any event not later than 30 days following any change described below in this subsection) of: (i) any change in the location of Debtor’s chief executive office or principal place of business; (ii) any change in the locations set forth in Schedule 1; (iii) any change in its name; (iv) any changes in its identity or structure in any manner which might make any financing statement filed hereunder incorrect or misleading; (v) any change in its registration as an organization (or any new such registration); or (vi) any change in its jurisdiction of organization.
          (c) Debtor shall pay and discharge all taxes, fees, assessments and governmental charges or levies imposed upon it with respect to the Collateral prior to the date on which penalties attach thereto, except to the extent such taxes, fees, assessments or governmental charges or levies are being contested in good faith by appropriate proceedings.
          SECTION 6 Rights of Secured Party; Authorization; Appointment. Each Secured Party shall have the right to, in the name of Debtor, or in the name of such Secured Party or otherwise, upon notice to but without the requirement of assent by Debtor, and Debtor hereby constitutes and appoints such Secured Party (and any of such Secured Party’s agents designated by such Secured Party) as Debtor’s true and lawful attorney-in-fact, with full power and authority to sign and file any of the financing statements and other documents and instruments which must be executed or filed to perfect or continue perfected, maintain the priority of or provide notice of such Secured Party’s security interest in the Collateral, execute any and all such other documents and instruments, and do any and all acts and things for and on behalf of Debtor, which such Secured Party may deem reasonably necessary or advisable to maintain, protect, realize upon and preserve the Collateral and such Secured Party’s security interest therein and to accomplish the purposes of this Agreement. The foregoing power of attorney is coupled with an interest and irrevocable so long as the Secured Obligations have not been paid and performed in full. Debtor hereby ratifies, to the extent permitted by law, all that any Secured Party shall lawfully and in good faith do or cause to be done by virtue of and in compliance with this Section 6.
          SECTION 7 Events of Default. Any of the following events which shall occur and be continuing shall constitute an “Event of Default”:
          (a) Debtor shall fail to satisfy any of the Gonda Secured Obligations and such failure shall continue uncured for 30 days after the date on which such Gonda Secured Obligation is to be paid or performed by Debtor (a “Gonda Event of Default”); or
          (b) Debtor shall fail to satisfy any of the Grimes Secured Obligations and such failure shall continue uncured for 30 days after the date on which such Grimes Secured Obligation is to be paid or performed by Debtor (a “Grimes Event of Default”); or
          (c) Debtor shall fail to satisfy any of the Pecota Secured Obligations and such failure shall continue uncured for 30 days after the date on which such Pecota Secured Obligation is to be paid or performed by Debtor (a “P Event of Default”).
          SECTION 8 Remedies.
          (a) Upon the occurrence and during the continuance of one or more Events of Default, each Affected Secured Party shall have, in addition to all other rights and remedies granted to it in this Agreement or any other Document, all rights and remedies of a secured party under the UCC and other applicable laws.
          (b) The cash proceeds actually received by any Affected Secured Party from the sale or other disposition or collection of Collateral undertaken as a result of the occurrence of an Event of Default, the application of which is not otherwise provided for herein, shall be applied (i) first, to the payment of the reasonable costs and expenses of such Affected Secured Party incurred in connection with such sale or other disposition or collection of Collateral (“Incurred Costs”) and (ii) second, to the payment of the Secured Obligations then owing to such Affected Secured Party; provided that where such cash proceeds are received by an Affected Secured Party during the existence of more than one Event of Default, such proceeds shall be distributed among each Affected Secured Party then extant for application (y) first, to the Incurred Costs of such Affected Secured Parties in accordance with their respective Pro Rata Shares and (z) second, to the payment of the Secured Obligations then owing to such Affected Secured Parties in accordance with their respective Pro Rata Shares. Any surplus of such proceeds which exists after the payment and performance in full of the Incurred Costs and Secured Obligations owing to such Affected Secured Party or Affected Secured Parties, as the case may be, shall be promptly paid over to Debtor or otherwise disposed of in accordance with the UCC or other applicable law. Without affecting the generality of the foregoing, Debtor shall remain liable to any applicable Affected Secured Party for any deficiency which exists after any such sale or other disposition or collection of Collateral.
          SECTION 9 Subordination. Each Secured Party hereby agrees that the Lien and security interest in favor of such Secured Party created hereby shall be subject, subordinate and junior in all respects and at all times to any Liens and security interests granted by Debtor after the date hereof in favor of any Future Lender, regardless of the time or order of attachment or perfection of any such Liens and security interests, the time or order of the filing of financing statements by any such Future Lender in connection therewith or any other circumstances whatsoever. Each Secured Party further covenants and agrees that it will promptly execute and deliver to or for the benefit of Debtor or any such Future Lender any subordination agreements or other agreements, documents or instruments reasonably requested by Debtor or such Future Lender for the purpose of effecting the subordination of the Lien and security interest of the Secured Parties granted by Debtor hereunder.
          SECTION 10 Relationship Among Secured Parties.
          (a) The provisions of this Section 10 are solely for the benefit of the Secured Parties, and Debtor shall have no rights as a third party beneficiary with respect to any of the provisions contained in this Section 10.
          (b) Notwithstanding any provision to the contrary contained elsewhere in this Agreement, no Secured Party shall have any duties or responsibilities, except those expressly set forth herein, nor shall any Secured Party have or be deemed to have any fiduciary relationship with any other Secured Party. Except as expressly otherwise provided in this Agreement, each Secured Party shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which such Secured Party is expressly entitled to take or assert under this Agreement.
          (c) Gonda shall promptly notify the other Secured Parties of the occurrence of a Gonda Event of Default, Grimes shall promptly notify the other Secured Parties of the occurrence of a Grimes Event of Default and Pecota shall promptly notify the other Secured Parties of the occurrence of a Pecota Event of Default.
          (d) Each of the Secured Parties covenants and agrees that during the existence of an Event of Default, (i) any Affected Secured Party may, upon 5 days prior notice delivered each other Secured Party, proceed to exercise remedies in accordance with Section 8 hereof without the consent of any other Secured Party, subject to the Collateral proceeds sharing provisions set forth in Section 8(b) hereof, and (ii) no such other Secured Party not then constituting an Affected Secured Party shall take any action to hinder or delay such Affected Secured Party in connection with the exercise by such Affected Secured Party of remedies as contemplated in the foregoing clause (i).
          (e) Subject to Section 18 hereof, no Secured Party (whether or not any such Secured Party then constitutes an Affected Secured Party) shall agree to release any Collateral except with the prior written consent of the other Secured Parties.

          (f) Each Secured Party acknowledges that the other Secured Parties have not made any representation or warranty to it, and that no act by any Secured Party hereinafter taken, including any review of the affairs of Debtor, shall be deemed to constitute any representation or warranty by such Secured Party to any other Secured Party. Each Secured Party also represents that it will, independently and without reliance upon the other Secured Parties and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement and the other Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Debtor.
          SECTION 11 Notices. All notices or other communications hereunder shall be in writing (including by facsimile transmission or by email) and mailed (by certified or registered mail), sent or delivered to the respective parties hereto at or to their respective addresses, facsimile numbers or email addresses set forth below their names on the signature pages hereof, or at or to such other address, facsimile number or email address as shall be designated by any party in a written notice to the other parties hereto. All such notices and communications shall be effective (i) if delivered by hand, sent by certified or registered mail or sent by an overnight courier service, when received; and (ii) if sent by facsimile transmission or electronic mail, when sent.
          SECTION 12 No Waiver; Cumulative Remedies. No failure on the part of any Secured Party to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof with respect to such Secured Party, nor shall any single or partial exercise of any such right, remedy, power or privilege by such Secured Party preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege by such Secured Party. The rights and remedies under this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to any Secured Party.
          SECTION 13 Binding Effect. This Agreement shall be binding upon, inure to the benefit of and be enforceable by Debtor, each Secured Party and their respective successors and assigns.
          SECTION 14 Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of California, except as required by mandatory provisions of law and to the extent the validity or perfection of the security interests hereunder, or the remedies hereunder, in respect of any Collateral are governed by the law of a jurisdiction other than California.
          SECTION 15 Entire Agreement; Amendment. This Agreement, together with the Documents, contains the entire agreement of the parties with respect to the subject matter hereof and shall not be amended nor shall any waiver of any term or provision hereof be granted, except by the written agreement of Debtor and each Secured Party whose interests are affected by any such amendment or waiver, as applicable; provided, however, that a Secured Party may terminate the Lien and security interest created hereunder in favor of such Secured Party pursuant to Section 18(c) hereof.

          SECTION 16 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement, or the validity or effectiveness of such provision in any other jurisdiction.
          SECTION 17 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.
          SECTION 18 Termination. A Secured Party shall no longer be a party to this Agreement and the Lien and security interest created under this Agreement in favor of such Secured Party shall terminate (and such Secured Party (a “Releasing Secured Party”) shall promptly execute and deliver to Debtor such documents and instruments reasonably requested by Debtor as shall be necessary to evidence the termination of such Lien and security interest) upon the earlier of: (a) the payment and performance in full of all Secured Obligations owing to such Secured Party, (b) all Secured Obligations owing to such Releasing Secured Party having ceased to exist pursuant to the terms of the Documents to which such Releasing Secured Party is a party and (c) such Releasing Secured Party’s delivery of written notice to Debtor that such Releasing Secured Party desires to terminate the Lien and security interest created hereunder in favor of such Releasing Secured Party; provided, however, that, in the case of clauses (a), (b) or (c) above, the Lien and security interest created hereunder in favor of any other Secured Party shall not be affected by any termination of the Lien and security interest in favor of such Releasing Secured Party.
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     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.

DEBTOR:

ARADIGM CORPORATION

By: Name:	/s/ Virgil Thompson Virgil Thompson
Title:	Chairman

Aradigm Corporation
3929 Point Eden Way
Hayward, CA 94545
Attn:	General Counsel
Fax:	(510) 265-5035
email:	grimesj@aradigm.com
Signature Page 1 to Security Agreement

GONDA:

IGOR GONDA

By: Name:	/s/ Igor Gonda Igor Gonda
Title:	CEO & President

Igor Gonda
c/o Aradigm Corporation
3929 Point Eden Way
Hayward, CA 94545
Tel:	(510) 265-8835
Fax:	(510) 265-4035
Email:	gondai@aradigm.com
Signature Page 2 to Security Agreement

GRIMES:

JEFFERY GRIMES

By:	/s/ D. Jeffery Grimes
Name:	Jeffery Grimes
Title:	VP, Legal Affairs, General Counsel & Secretary

Jeffrey Grimes
c/o Aradigm Corporation
3929 Point Eden Way
Hayward, CA 94545
Tel:	(510) 265-8835
Fax:	(510) 265-5035
Email:	grimesj@aradigm.com
Signature Page 3 to Security Agreement

PECOTA:

NANCY PECOTA

By: Name:	/s/ Nancy E. Pecota Nancy E. Pecota
Title:	Chief Financial Officer

Nancy Pecota
c/o Aradigm Corporation
3929 Point Eden Way
Hayward, CA 94545
Tel:	(510) 265-8835
Fax:	(510) 265-5077
Email:	pecotan@aradigm.com
Signature Page 4 to Security Agreement

SCHEDULE 1
to the Security Agreement
1.	Jurisdiction of Organization and Organizational Identification Number

Jurisdiction of Organization: California

Organizational Identification No: C1517229

2.	Chief Executive Office and Principal Place of Business

3929 Point Eden Way Hayward, CA 94545

3.	Other locations where Debtor conducts business or Collateral is kept

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